KEMPNER CAPITAL MANAGEMENT, INC.

                                                                  CODE OF ETHICS
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INTRODUCTION
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     Kempner Capital Management, Inc.'s ("KCM" or "Firm") investment advisory business involves a relationship of trust and confidence with its clients. That relationship is largely defined by the terms of its investment management agreements with KCM's clients ("CLIENT AGREEMENTS"). The Firm is also subject to various laws and regulations that govern investment advisers' conduct. This Code of Ethics and Conduct describes the general standard of conduct expected of all employees and focuses on specific areas where employee conduct has the potential to affect KCM's clients' interests adversely. Any violations (whether by oneself or by another KCM employee) must be reported to the Chief Compliance Officer ("CCO") or the Managing Officer immediately upon discovery.

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STANDARDS OF CONDUCT
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     A. GENERAL POLICY

The following basic principles guide all aspects of the Firm's business and represent the minimum standards to which KCM expects employees to adhere:

     o KCM's clients' interests come before employees' personal interests and, except to the extent otherwise provided in Client Agreements, before the Firm's interests;

     o The Firm must disclose fully all material facts about conflicts of which it is aware between the Firm's and its employees' interests on the one hand and clients' interests on the other; (1)

     o Employees must operate on the Firm's and their own behalf consistently with the Firm's disclosures to and arrangements with clients regarding conflicts and its efforts to manage the impacts of those conflicts;

     o The Firm and its employees must not take inappropriate advantage of the Firm's or their positions of trust with or responsibility to clients and

     o The Firm and its employees must always comply with all applicable securities laws.

It is each employee's duty to consider and adhere to these principles in all of his or her activities that involve the Firm and its clients and to report to the CCO any activities he or she believes may constitute or involve a violation of any law or any provision of this Code.

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(1) The Firm's and its employees' interests in some respects inevitably conflict with clients' interests. The Firm tries to manage those conflicts in ways that its clients know about and that are fair under all the circumstances.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 1 OF 15

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DEFINITIONS
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For purposes of this Code, the term "EMPLOYEE" includes not only employees within the ordinary sense of the term, but also personnel of affiliated entities sharing office space with KCM who function as employees (even if they are compensated solely through their member interests), officers, others who occupy a status similar to that of an officer or a director and others (could include certain types of independent contractors) whose activities are subject to the Firm's supervision and control and include providing investment advice to clients. (2)

Different employees have different responsibilities, different levels of control over investment decision-making for clients and different access to information about investment decision-making and implementation.

ACCESS     All employees (including temporary personnel such as clerical personnel
PERSONS    provided by an agency who are so designated by the Chief Compliance
           Officer) who, in the course of their normal functions or duties, make, participate in or obtain information about clients' purchases or sales of securities. Because of the Firm's size and the range of duties that employees may have, most of the Firm's employees and officers are considered "Access Persons." Access Persons include: Harris L.
           Kempner, Jr., R. Patrick Rowles, Donna Gindrup, Diana Bartula, Delynn
           Greene, Shawn Gault, Claudie Schmidt, Bridgette Landis, Karen
           Crummett and Andy Duncan.

NON-ACCESS Employees who, in the course of their normal functions or duties, do not
PERSONS    make, participate in or have information about clients' purchases or sales of securities or any information about clients. Non-Access Persons are typically employees who provide research on stocks based on established criteria and submit research to portfolio managers for review.
           Non-Access Persons do not have investment decision-making authority, do not serve as members of the Investment Committee, and are not involved in the day-to-day management of client accounts. Non-Access
           Persons include: Harris L. Kempner, III.

COVERED    A covered associate of an investment advisor is defined as:
ASSOCIATE
             1)  Any general partner, managing member or executive officer, or other individual with a similar status or function;

             2) Any employee who solicits a government entity for the investment advisor and any person who supervises, directly or indirectly, such employee; and

             3) Any political action committee controlled by the investment advisor or by any of its covered associates.

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(2) The Chief Compliance Officer, in consultation with management, will determine whether and to what extent to subject those personnel to this Code, depending on, among other things, the extent to which those personnel may have access to confidential information about, for example, the Firm's involvement in particular investments.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 2 OF 15

PERSONAL       Any account in which the Firm or an Access /Non-Access Person has a
ACCOUNT        beneficial interest, OTHER THAN an account over which the Access /Non-
               Access Person has no direct or indirect influence or control. Personal
               Accounts typically include accounts held in an Access/Non-Access
               Person's name and other accounts held in the various forms described in
               APPENDIX 1. These include accounts at brokerage firms, banks and any other institution that effect Securities transactions or hold Securities.
               Please note that these include accounts in the name of an Access/Non-
               Access Person's spouse or any other individual living in the same household.

DIRECTED       A trust account over which an Access/Non-Access Person has trading
ACCOUNT        authority or any account for which an Access/Non-Access Person directs trades. The custodian of a directed account is appointed as trustee to manage the trust administration functions and safekeeping of assets.

BENEFICIAL     The concept of "beneficial ownership" of securities is broad and includes
INTEREST OR    many diverse situations. An employee has a "beneficial interest" not only
BENEFICIAL     in securities he or she owns directly, but also in securities held by (i) his
OWNERSHIP      or her spouse, minor children or relatives who live full time in his or her home, (ii) another person if the employee obtains benefits substantially equivalent to ownership (through any contract, understanding, relationship, agreement or other arrangement) and (iii) certain types of entities that the employee controls or in which he or she has an equity interest. APPENDIX 1 CONTAINS EXAMPLES OF COMMON BENEFICIAL OWNERSHIP
               ARRANGEMENTS. IT IS VERY IMPORTANT TO REVIEW APPENDIX 1 IN
               DETERMINING COMPLIANCE WITH REPORTING REQUIREMENTS AND TRADING
               RESTRICTIONS.

NON-REPORTABLE Direct obligations of the United States Government; bankers'
SECURITY       acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
               and shares issued by money market funds, by open-end investment companies (i.e., mutual funds) and by unit investment trusts that are invested exclusively in mutual funds.

REPORTABLE     With the exception of non-reportable securities listed above, any note,
SECURITY       stock, bond, exchange traded funds, debenture, equipment trust certificate, trade acceptance, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, limited liability company interest, limited partnership interest, investment contract, put, call, straddle, option or privilege on a financial instrument or interest or group or index thereof (including any interest therein or the value thereof), swap agreement, swaption, cap, collar, floor, forward rate agreement, forward contract, forward commitment for the purchase or sale of a financial interest, contract for differences, notional principal contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights or, in general, any interest or instrument commonly known as a "security" or

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 3 OF 15

           any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

WATCH LIST The list of securities which the Investment Committee has under consideration to purchase or sell on behalf of clients. The Watch list is reviewed at each weekly meeting of the Investment Committee. An updated Watch List is sent to all Access Persons at the close of each
           Investment Committee meeting. A stock is moved from the Watch List to the Buy or Sell List when a limit order is placed for clients.

SELL LIST  The list of securities for which limit sell orders have been placed on behalf of clients. The Sell List is reviewed at each weekly Investment Committee meeting and is circulated to all Access Persons following each meeting.

BUY LIST   The list of securities for which limit buy orders have been placed on behalf of clients. The Buy List is reviewed at each weekly Investment
           Committee meeting and is circulated to all Access Persons following each meeting.

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PERSONAL SECURITIES TRADING
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     A. GENERAL POLICY

Purchases and sales in Personal/Directed Accounts have strict controls as to when an order may be placed, and at what price, in order to avoid conflicts with client trades. (See Exhibit H.) Personal/Directed Accounts may not hold positions contrary to positions held in client accounts (for example, buying puts on equities held in client accounts). Access Persons and Non-Access Persons are prohibited from participating in IPOs in Personal/Directed Accounts. Investing in private placements of any kind in Personal/Directed Accounts must be preapproved by the CCO who will review an explanation prepared by the Access Person as to why the issue is not appropriate for clients.

Trading in Personal/Directed Accounts is subject to review and documentation by the CCO. Access Persons and Access Persons with Directed Accounts can buy a reportable security:

     o At current market price, if the security is on the Buy List. Preclearance is required and is good for five business days.

     o At current buy price (for clients) + 10 bps, if the order is an Open GTC Order to Buy.

     o At market, if the security is on the Sell List. (If the security is on the Sell List, it is an Open GTC Order to Sell. When executed, the security is removed from the Sell List.)

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 4 OF 15

     o At market, if the security is on the Hold List and is owned by a client. Preclearance is required and is good for five business days.

     o At market, if the security is not owned by clients and not on the Hold List, Watch List, Buy List or Sell List. Preclearance is required and is good for five business days. If the security meets KCM criteria, it must go to the Investment Committee for review before clearance will be provided.

Access Persons and Access Persons with Directed Accounts can sell a reportable security:

     o    At market, if the security is on the Buy List.

     o    At market, if the security is an Open GTC Order to Buy.

     o At 10 bps less than current sell price for clients, if the security is on the Sell List. (If the security is on the Sell List, it is an Open GTC Order to Sell. When executed, the security is removed from the Sell List.)

     o At market, if the security is on the Hold List and is owned by a client. Preclearance is required and is good for five business days.

     o At market, if the security is not owned by clients and is not on the Hold List, Watch List, Buy List or Sell List.

Access Persons and Access Persons with Directed Accounts cannot:

     o Buy or sell if the reportable security is on the Watch List and/or under consideration to purchase or sell.

     o Write a put (e.g., buying puts on equities held in client accounts) or write a call if the security is on the Hold List and is owned by any client.

Non-Access Persons cannot enact the following in Personal or Directed
Accounts:

     o Buy or sell any security which they have researched for a period of 30 days (black-out period) after the date the research has been submitted for review.

Access Persons request approval by completing EXHIBIT A, which must be signed by the CCO. The Code of Ethics (particularly the personal trading policy) must be disclosed in KCM's Form ADV.

SEE EXHIBIT H FOR DETAILS OF THE TRADING POLICY FOR ACCESS PERSONS, ACCESS PERSONS WITH DIRECTED ACCOUNTS, AND NON-ACCESS PERSONS.

     B. PROCEDURES FOR CONDUCTING PERSONAL ACCOUNT TRANSACTIONS

PURCHASES. Purchases of issues must be approved by the CCO and are valid for 5 trading days. Access Persons must provide an explanation of why the security is not

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 5 OF 15
suitable for client portfolios. Some of the factors used to determine suitability for a client portfolio follow:

     o    Compatibility with the client's investment guidelines and objectives

     o    Risk factors

     o    Dividend yield required (unless there are specific exceptions noted)

     o    P/E multiple

     o    Client investment restrictions

A stock is deemed to be under consideration when it is placed on the Investment Committee's Watch List.

SALES. Sales of issues must be approved by the CCO and are valid for 5 trading days.

A stock is deemed to be under consideration when it is placed on the Investment Committee's Watch List.

The Firm may, in the CCO's discretion, terminate any approval of a proposed transaction based on, for example, a decision to effect transactions for clients in the relevant or a related Reportable Security. Similarly, the Firm may, in the CCO's discretion, require an Access Person to cancel pending orders or freeze or reverse transactions, based on developments or information that leads the CCO to believe the transaction may involve a violation of law or Firm policies. Any such cancellation, freeze or reversal may, in the CCO's discretion, be at the Access Person's expense.

     C. REPORTING OBLIGATIONS

Each Access/Non-Access Person must arrange for duplicate statements of all brokerage accounts to be sent directly to the Chief Compliance Officer. Additionally, each Access/Non-Access Person must provide the following:

     LIST OF ACCOUNTS AND ANNUAL REPORT OF HOLDINGS. Each Access Person/Non-Access Person must provide a list of all Personal Accounts and Directed Accounts in which he or she has a beneficial interest AND OF ALL OF HIS OR HER CURRENT HOLDINGS OF REPORTABLE SECURITIES at least annually. The list should be in the form of EXHIBIT B (or duplicate brokerage statements accompanied with a statement that the Access/Non-Access Person has no other accounts containing securities or holds no private placements) and must be provided not more than 10 days after the Access/Non-Access Person became an Access/Non-Access Person and on or before February 14 of each year thereafter. Information must be as of a date no more than 45 days before the date the report is submitted or, for annual reports provided before February 14 of a year, as of December 31 of the preceding year. The CCO reviews these reports as received to ensure that all required trades were reported and that there are no holdings in conflict with client positions.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 6 OF 15

PLEASE NOTE THAT EACH YEAR EACH ACCESS/NON-ACCESS PERSON MUST PROVIDE BOTH A STATEMENT OF HOLDINGS AND EXHIBIT B.

Each Access Person must provide the following:

     QUARTERLY REPORTS. A Quarterly Transaction Report in the form of EXHIBIT C must be submitted no more than 30 days after the end of each calendar quarter. The report must represent that, except as disclosed on the report, and other than the transactions detailed in the Access Person's account statements supplied to the CCO or visible through the custodian, the Access Person has not entered into any transactions in Reportable Securities. The CCO reviews quarterly transaction reports to ensure that required preapproval had been granted and to ensure that no personal trades conflicted with the Personal Securities Trading Policy. A Report of Personal/Directed Accounts (Supplement Report to the Annual List of Personal/Directed Accounts) in the form of EXHIBIT D must also be submitted no more than 30 days after the end of each calendar quarter. The CCO reviews quarterly to ensure that statements have been received on all Personal Accounts and Directed Accounts of Access Persons.

PLEASE NOTE THAT EACH QUARTER EACH ACCESS PERSON MUST PROVIDE BOTH STATEMENTS AND EXHIBITS C AND D.

Each Non-Access Person must provide the following:

     QUARTERLY REPORTS. A Report of Personal Accounts and Directed Accounts in the form of EXHIBIT D must be submitted no more than 30 days after the end of each calendar quarter. The CCO reviews quarterly to ensure that statements have been received on Personal and Directed Accounts of Non-Access Persons.

     D. CHIEF COMPLIANCE OFFICER'S PROCEDURES

The Chief Compliance Officer is responsible for implementing the following procedures related to transactions in Personal/Directed Accounts. The CCO will:

     o Implement the procedures specified above for Personal Trading and Outside Employee Activities.

     o At least quarterly, compare Personal/Directed Account Trading Request and Authorization Forms with Personal and Directed Account trading information as to the relevant Access Persons.

     o At least quarterly, review statements on Non-Access Persons to ensure there were no violations of the black-out period.

     o Annually, compare the change in holdings for each Access Person to be certain all trades were reported as required.

     o Report any occurrence that he or she determines is a violation of this policy to management. Management, in consultation with the CCO, will determine an appropriate sanction for the violation.


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 7 OF 15

     o Make himself/herself available to assist employees with questions regarding this policy.

     o    Document all monitoring activities required by this code.

     o    Review this Code on a regular basis and update it as necessary.

     E. VIOLATIONS OF THE PERSONAL TRADING POLICY

The Firm may impose a variety of sanctions for violations of these Personal Trading procedures. They may range from verbal reprimand to termination of employment and may include disgorgement by the Access/Non-Access Person of any profit on the transaction to KCM. Disgorged profits may be paid to the Firm's clients that were affected by the violation.

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INSIDE INFORMATION
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     A. GENERAL POLICY

Employees may acquire confidential and sensitive information during the course of performing their duties. Employees must not use this information to benefit themselves or the Firm, either by trading based on it ("insider trading") or by providing it to others ("tipping"). APPENDIX 2 to this Code describes more fully what constitutes insider trading and tipping and the legal penalties for engaging in those activities.

     B. TYPES OF CONFIDENTIAL INFORMATION

This Code discusses two types of confidential information: COMPANY INSIDE INFORMATION and FIRM INSIDE INFORMATION.

     o "COMPANY INSIDE INFORMATION" is material nonpublic or confidential information about the issuer of a security or about the security itself.

     o "FIRM INSIDE INFORMATION" is information about decisions the Firm is making or actively contemplating making about securities transactions and holdings in client accounts.

     C. ACCESS TO CONFIDENTIAL INFORMATION

The Firm must store materials that contain confidential information (of all types) in a manner reasonably designed to prevent access by unauthorized personnel. Generally this information should be available only to employees (and outside service providers such as attorneys) on a "need to know" basis in order to perform their duties for the Firm. Employees should keep all confidential documents hidden from public view when not in use. The Firm maintains password protection and other procedures to safeguard computer files from unauthorized access. The offices are secured and locked at the end of each business day and during the weekends.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 8 OF 15

     D. PERMITTED AND PROHIBITED USES OF CONFIDENTIAL INFORMATION

     o COMPANY INSIDE INFORMATION. Some employees may receive Company Inside Information about issuers in whose securities KCM has invested or are considering investing client assets. KCM's receipt of that type of information will almost always be part of, or give rise to, a special, confidential relationship with the issuer, often (but not always) set forth in a confidentiality or non-disclosure agreement between KCM and the issuer. KCM may use this information only for the purposes contemplated by the relationship (assuming they are lawful) and in accordance with any agreement with the issuer. NEITHER THE FIRM NOR ANY EMPLOYEE MAY TRADE WHILE IN POSSESSION OF COMPANY INSIDE INFORMATION.

     o FIRM INSIDE INFORMATION. Most employees will frequently obtain Firm Inside Information in the normal course of their duties. They may use it only to perform their ordinary business functions. For example, portfolio managers and traders may use information about clients' securities transactions and holdings to determine whether to buy additional securities for those clients or to sell some or all of the clients' positions. EMPLOYEES MAY NOT USE FIRM INSIDE INFORMATION TO TRADE FOR THE BENEFIT OF PERSONAL ACCOUNTS. Procedures for trading in these circumstances are included in KCM's Trading Policies and Procedures.

     E. SPECIAL PROCEDURES RELATING TO DIRECTORSHIPS

In connection with certain investments, the Firm may have a representative on the Board (3) of Directors of an issuing company. Company Inside Information that a representative receives will generally be attributed to the Firm. Thus, the Firm will be subject to all (4) restrictions on transactions in that issuer's securities that apply to the representative. These typically include complying with issuer's so-called "windows" policies, which prohibit directors from trading except in designated "open-window" periods when the issuer is confident that all material information has been disclosed to the public. Any employee who serves as a director of a publicly traded company must keep the CCO fully informed on a current basis as to all periods during which the trading window for the relevant company is "open" and those during which it is "closed." Each such employee must also inform the CCO immediately if, during any "open" period, the employee receives Company Inside Information (thus "closing" the window as to the Access Person and the Firm). The CCO will designate the subject security "restricted" during all periods for which the issuer's trading window is closed, as well as during all periods in which the employee/director is in possession of Company Inside Information. The CCO will notify Trading and whatever other personnel may be appropriate to notify of any such "restricted" status -- and of the termination of that status -- and the CCO generally will not approve transactions in the relevant securities for Personal Accounts while the restricted status endures.

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(3)  Directorships of for-profit companies are discouraged except in connection with the Firm's investments of client assets.

(4) If the Firm were to consent to an Access Person serving as a director of a publicly traded company other than in connection with client investments in that company, the Firm would probably impose similar restrictions on Firm trading.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                    PAGE 9 OF 15

     F. PROCEDURES REGARDING RECEIPT OF INFORMATION THAT MAY BE CONFIDENTIAL

     o In the course of deciding whether or not to effect a transaction, either for a Personal/Directed Account or for a client account, in addition to complying with preapproval procedures and other Firm procedures and policies, an employee should ask himself/herself whether they have any information that may constitute either Company Inside Information or Firm Inside Information. The employee should review the definitions in this Code and APPENDIX 2 for help, as well as consult with the CCO if they have any questions whatsoever.

     o If an employee has ANY reason to believe he/she may have COMPANY INSIDE INFORMATION or FIRM INSIDE INFORMATION, he/she should take the following actions:

          (a) Report the matter immediately to the CCO, disclosing all information believed to be relevant.

          (b) Do NOT buy or sell any security to which the information relates -- for any Personal Accounts or for any account the Firm manages.

          (c) Do NOT communicate the information to anyone within or outside the Firm, other than the CCO or the Managing Officer. In addition, take care that the information is secure.

The CCO will instruct the employee about how long to continue these restrictions on trading and communication. All questions must be resolved about whether information is material or nonpublic, the applicability or interpretation of these procedures or the propriety of any action to the satisfaction of the CCO before the employee may effect the transaction or communicate the information.

     G. CHIEF COMPLIANCE OFFICER'S PROCEDURES

Whenever it is determined that an employee has received confidential information, the CCO will effect whatever measures are, in his or her judgment, appropriate to prevent dissemination of such information.

     o Review trading activity in all accounts the Firm manages with whatever frequency the CCO determines is appropriate.

     o Review trading activity in all Personal Accounts and Directed Accounts with whatever frequency the CCO determines is appropriate. This may include sampling.

     o Conduct an investigation when he or she has reason to believe that any employee has received and traded on confidential information or has disseminated such information to other persons.

     o In consultation with Management, apply any sanctions he or she determines are appropriate to any violation of this Code.


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 10 OF 15

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GIFTS, POLITICAL CONTRIBUTIONS AND OUTSIDE EMPLOYEE ACTIVITIES
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     A. PERSONAL GIFTS

     o GENERAL POLICY. Employees may not receive personal gifts that could induce them to take actions in client accounts for reasons other than KCM's clients' best interests. Employees may not accept gifts of cash or cash equivalents and must evaluate entertainment to determine if it might be excessive. When in doubt, do not accept a gift or entertainment, or check with the CCO or Managing Officer.

     o COMPLIANCE PROCEDURES. An employee must report promptly to the CCO any personal gift presented to the employee by someone outside the Firm, whether it is cash, wine, tickets, a trip, favors, etc. Generally, the Firm does not allow employees to accept gifts of more than a nominal amount (exceeding $100 in value). If a gift appears to be excessive in value, the CCO will determine the appropriate response, which may include, among other outcomes, returning the gift, giving it to charity or sharing it among all Firm employees.

     B. POLITICAL CONTRIBUTIONS

KCM currently has no plans to market its services to public entities. Should the Firm decide to do so, all Covered Associates will be required to report all political contributions exceeding

     o $150 to state and local political candidates, campaigns, PACs or political parties for which the contributor is not entitled to vote for the prior two years, or

     o $350 to state and local political candidates, campaigns, PACs or political parties for which the contributor is entitled to vote for the prior two years,

and from that time forward, on an annual basis. KCM will be unable to market to public funds if KCM (or any of its Covered Associates) made a donation in the prior two years to an individual in a position to select the manager for that fund. For more detailed information, please see below.

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APPLIES TO COVERED ASSOCIATES
-----------------------------------------------------------------------------------------------------
General partner, managing member, executive officers or employees who solicit government entities (state or local)
-----------------------------------------------------------------------------------------------------
                                      DE MINIMIS EXCEPTION          EXCEPTION FOR NEW
PROHIBITIONS                          (CONTRIBUTIONS ALLOWED)       COVERED ASSOCIATE
-----------------------------------------------------------------------------------------------------
Provide IA services to State or       <$150 to one official per     Exception if contribution was
local government entity if firm or    election if contributor is    made MORE THAN 6 MONTHS
Covered Associate                     NOT eligible to vote in the   before person became an
1) Made a political contribution      election                      Covered Associates and does
WITHIN 2 YEARS to an official                                       not solicit government entities
of that entity                        <$350 to one official per
2) Paid or pays a solicitor to        election if contributor IS
government entities unless            eligible to vote in the
is a regulated person or              election
employee
-----------------------------------------------------------------------------------------------------

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 11 OF 15

-----------------------------------------------------------------------------------------------------
3) Coordinated or solicited a
PAC to contribute to an
official of that entity
4) Paid the political party of
the State or locality
-----------------------------------------------------------------------------------------------------
EXCEPTION FOR CERTAIN
RETURNED CONTRIBUTIONS                CONTRIBUTION AMOUNT           LIMITS TO EXCEPTIONS
-----------------------------------------------------------------------------------------------------
Contributions will not be counted     <$350                         A firm may be granted
if:                                                                 exceptions by the SEC with
  1) The discovery is made                                          the following limits, allowing
  WITHIN 4 MONTHS of the                                            only ONE LIMIT/EMPLOYEE/YEAR:
  contribution date AND
  2) The contribution is returned                                   <50 employees, 2/year
  WITHIN 60 DAYS of discovery
-----------------------------------------------------------------------------------------------------

     C.  SERVICE AS A PUBLIC COMPANY DIRECTOR

No Access Person may serve as a director of a publicly held company without prior approval by the CCO based upon a determination that service as a director would be in the best interests of any client of the Firm or at least not adverse to those interests.

     D. OTHER OUTSIDE BUSINESS INTERESTS

     o GENERAL POLICY. Except for service as public company directors (which is subject to the procedure discussed above), Access Persons may not engage in significant business activities outside of their activities for the Firm without disclosing those activities to the CCO by completing Exhibit E. The Firm may prohibit activities that the CCO, in his or her discretion, believes (i) may pose a significant conflict of interest with the Firm's activities, (ii) could result in interruption in service to its clients or (iii) could result in adverse publicity for the Firm.

     o COMPLIANCE PROCEDURES. Each employee must take the following steps to comply with the Firm's policy regarding outside business activities:

          (a) At or before commencement of employment, complete and submit to the CCO a Statement of Outside Business Activities in the form of EXHIBIT E. Employees must discuss any disclosed activities with the CCO at his/her request to enable him/her to determine if the activities might result in a significant conflict of interest with KCM's activities or such employee's activities on KCM's behalf.

          (b) Bring to the attention of the CCO any prospective plans to engage in any such activities prior to initiating them.

          (c) Provide the CCO annually with an updated Exhibit E indicating any changes to the information contained in Exhibit E previously submitted.

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 12 OF 15

Any information submitted to the CCO under this policy will be considered confidential and will not be discussed with anyone other than senior management or KCM's professional advisors without the employee's permission.

     E. INVOLVEMENT IN LITIGATION

Each employee must advise the CCO immediately if they become involved in any litigation, including threatened litigation, or any administrative investigation or proceeding of any kind. Each employee must also report to the CCO if they receive any subpoena, are arrested, become subject to any order or are contacted by any regulatory authority.

--------------------------------------------------------------------------------
WHISTLEBLOWING
--------------------------------------------------------------------------------

     A. GENERAL POLICY

Firm employees are encouraged to report potential violations of the Code of Ethics or other illegal or unethical behavior to the CCO or senior management of the Firm. Firm employees are also encouraged to discuss situations that may present ethical issues with such persons. The Firm will endeavor to maintain the confidentiality of reported violations, subject to applicable law, regulation or legal proceedings.

The Firm will not permit retaliation of any kind by, or on behalf of, the Firm or any employee against any individual for making good faith reports of violations to this Code of Ethics.

--------------------------------------------------------------------------------
RECORDKEEPING AND ADMINISTRATION
--------------------------------------------------------------------------------

The CCO is responsible for implementing this Code and, in connection with doing so, following these procedures:

     o Provide each employee with a copy of this Code, as it may be amended or supplemented;

     o Obtain each employee's written acknowledgement that he or she has received a copy of this Code and

     o Maintain in the Firm's records for the periods required by applicable regulations

          o    A copy of this Code and each revision of this Code.

          o A copy of each employee's written acknowledgement of receipt of this Code.

          o A record of each violation of this Code and the actions taken as a result of that violation and records of employee reports pursuant to this Code.


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 13 OF 15

                        KEMPNER CAPITAL MANAGEMENT, INC.

              ANNUAL ACKNOWLEDGEMENT OF RECEIPT AND CERTIFICATION

I have read, understand and acknowledge that I am subject to and agree to abide by the terms and provisions set forth in this policies and procedures manual, including KCM's Code of Ethics, and the information set forth in the Form ADV
Part 2A. I further certify that I have made all disclosures and reports required pursuant to this policies and procedures manual, including the Code of Ethics, and the Form ADV Part 2A and that such disclosures and reports are true and accurate in all respects. If I become aware of changes such that the ADV is no longer correct, I will notify the CCO immediately. I understand that violations of this manual or the Code of Ethics would subject me to sanctions, up to and including termination of my employment with KCM for cause.

I have not discussed company business on social networking sites such as MySpace, Facebook, Twitter and LinkedIn or personal blogs that refer to the Firm or my activities on behalf of the Firm without the CCO's approval.

___________________________________________
Signature of Employee

___________________________________________
Print Name of Employee

___________________________________________
Date

DISCIPLINARY HISTORY DISCLOSURE:

In the past ten years, I have not:

     a. been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to any FELONY;

     b.   been CHARGED with any FELONY;

     c. been convicted of or plead guilty or nolo contendere in a domestic, foreign, or military court to a MISDEMEANOR involving investments or an INVESTMENT-RELATED business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses; or

     d.   been CHARGED with a MISDEMEANOR listed in (c).

______________________________________      ____________________________________
Signature of Employee                       Print Name of Employee

______________________________________
Date


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 14 OF 15

POLITICAL CONTRIBUTIONS DISCLOSURE:

_____ I have reported all political contributions made by myself and all others living in my household for the past two years.

_____ I have not contributed in the past two years to an individual or campaign for anyone who might influence selection of investment advisors for any of our public fund clients or prospects.

_____ I am not a Covered Associate.


______________________________________      ____________________________________
Signature of Employee                       Print Name of Employee


______________________________________
Date







______________________________________      ____________________________________

SIGNATURE OF CHIEF COMPLIANCE OFFICER       DATE REVIEWED












                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                   PAGE 15 OF 15

                                   APPENDIX 1

                              BENEFICIAL OWNERSHIP

An employee has a "beneficial ownership" interest in Reportable Securities whenever he or she has a direct or indirect pecuniary interest in those securities within the meaning of Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended. Examples of such pecuniary interests include (but are not limited to) when Reportable Securities are owned:

     1. By an employee for his/her own benefit, whether bearer, registered in his/her own name or otherwise;

     2. By others for the employee's benefit (regardless of whether or how registered), such as securities held for the employee by custodians, brokers, relatives, executors or administrators;

     3.   For an employee's account by a pledgee;

     4. By a trust in which an employee has an income or remainder interest unless the employee's only interest is to receive principal if (a) some other remainderman dies before distribution or (b) some other person can direct by will a distribution of trust property or income to the employee;

     5. By an employee as trustee or co-trustee, where either the employee or any member of his/her immediate family (i.e., spouse, children and their descendants, stepchildren, parents and their ancestors and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;

     6. By a trust of which the employee is the settlor, if the employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

     7. By any partnership in which the employee or a company the employee controls (alone or jointly with others) is a general partner;

     8. By a corporation or similar entity controlled by the employee alone or jointly with others;

     9.   In the name of the employee's spouse (unless legally separated);

     10. In the name of minor children of the employee or in the name of any relative of the employee or of his/her spouse (including an adult child) who is presently sharing the employee's home. This applies even if the securities were not received from the employee and dividends are not actually used for the maintenance of the employee's home;

     11.  In the name of any person other than the employee and those listed in
          (9) and (10) above, if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains benefits substantially equivalent to those of ownership or


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                      APPENDIX 1

     12. In the name of any person other than the employee, even though the employee does not obtain benefits substantially equivalent to those of ownership (as described in (11) above), if the employee can vest or revest title in himself/herself.








































                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                      APPENDIX 1

                                   APPENDIX 2

                           INSIDER TRADING BACKGROUND

The Firm forbids you to trade, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicate material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." KCM's policy extends to activities outside as well as within your duties for the Firm.

The term "insider trading" is not defined in the federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1. trading by an insider while in possession of material nonpublic information,

     2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated or

     3.   communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the CCO.

WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. Generally, information is "material" if there is a substantial likelihood a reasonable investor would consider it important in making his or her investment decisions or if it is reasonably certain to have a substantial effect on the price of a company's securities. Information you should consider material includes, but is not limited to:


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                      APPENDIX 2

     o    dividend changes,

     o    earnings estimates,

     o    changes in previously released earnings estimates,

     o    significant merger or acquisition proposals or agreements,

     o    major litigation,

     o    liquidation problems and

     o    extraordinary management developments.

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, the WALL STREET JOURNAL or other publications of general circulation, would be considered public.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating, material nonpublic information are severe for both the individuals involved in the unlawful conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

     o    civil injunctions,

     o    treble damages,

     o    disgorgement of profits,

     o    jail sentences,

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

     o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of the Firm's Code of Ethics can be expected to result in serious sanctions by the Firm, potentially including dismissal.


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                      APPENDIX 2

                        KEMPNER CAPITAL MANAGEMENT, INC.

       ACCESS PERSON - PERSONAL ACCOUNT/DIRECTED ACCOUNT TRADING REQUEST
                             AND AUTHORIZATION FORM

EMPLOYEE'S NAME: ________________________________________ Date: ________________

I hereby request authorization to enter into the following securities transaction:

NAME OF COMPANY and Ticker Symbol (for bonds: CUSIP, coupon and maturity date):
_________________________________________________

TYPE OF ORDER: Buy_____ Sell_____ Options_____ Tender_____ Other_____ (Explain:___________________________________________________)

PRICE: Market ______ Limit _______ Stop _______ Number of shares (for bonds, principal amount): ______________

BROKER/DEALER: ________________________________ Bank:________________________

NAME AND NUMBER OF ACCOUNT: __________________________________________________

If this security is NOT on the WATCH LIST or BUY LIST and is NOT currently owned in client accounts, provide an explanation of why the security is not suitable for client portfolios. Some of the factors used to determine suitability for client portfolios are: Compatibility with the client's investment guidelines and objectives, Risk Factor, Dividend Yield Required, P/E Multiple.

________________________________________________________________________________

________________________________________________________________________________

This transaction is for investment purposes and to the best of my knowledge will comply with the relevant provisions of KCM's Code of Ethics. I do not possess any material nonpublic information concerning the securities that are the subject of this transaction or the issuer thereof.

___________________________________________________
SIGNATURE OF EMPLOYEE

The above transaction is __ APPROVED based on information provided above and must be completed within __ trading day[s] from the date of approval. If the transaction has not been completed in whole or in part, approval may be extended at the discretion of the Chief Compliance Officer upon written request by the employee.

_________________________________________________   ______________________
Chief Compliance Officer                            Date

The above transaction is __ DISAPPROVED for the following reason(s):

________________________________________________________________________________

_________________________________________________   _____________________
Chief Compliance Officer                           Date

REV:12 2011


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT A

                        KEMPNER CAPITAL MANAGEMENT, INC.

             ANNUAL LIST OF PERSONAL ACCOUNTS AND DIRECTED ACCOUNTS


            REQUIRED WITHIN 10 DAYS OF HIRE AND ANNUALLY THEREAFTER

--------------------------------------------------------------------------------
     NAME OF BROKER         NAME(S) IN WHICH ACCOUNT HELD      ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   LIST OF HOLDINGS OF REPORTABLE SECURITIES

I hereby certify that the following is a complete listing of all Reportable Securities held in Personal Accounts , Directed Accounts or otherwise "BENEFICIALLY OWNED" by me (within the meaning described in the Firm's Code of Ethics) as of the date hereof. I further acknowledge that failure to disclose fully all Reportable Securities will violate KCM's Code of Ethics.

-------------------------------------------------------------------------------------------------
                          TICKER
                       SYMBOL/CUSIP,                              NUMBER OF
      NAME OF             COUPON,                             SHARES/PRINCIPAL          DATE
REPORTABLE SECURITY    MATURITY DATE    TYPE OF SECURITY      BONDS AMOUNT OF         ACQUIRED
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

_____ All Reportable Securities I own are on brokerage statements provided to KCM.

_____ I own no securities.

__________________________________________
Name of Employee

__________________________________________
Signature of Employee

__________________________________________
Date

REV:12 2011

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT B

                        KEMPNER CAPITAL MANAGEMENT, INC.

         ACCESS PERSON - QUARTERLY REPORT OF SECURITIES TRANSACTIONS IN
                    PERSONAL ACCOUNTS AND DIRECTED ACCOUNTS

KCM's firm policy and SEC regulations require that each employee report within 30 days of the end of each quarter any personal securities transactions in any securities accounts of the employee or any immediate family or household members.

Transactions do NOT need to be reported for:

     o any account on which the employee has no direct or indirect influence or control,

     o    U.S. Treasury or government securities,

     o    open end mutual funds, including money market funds,

     o    variable annuities.

All personal securities transactions and account statements are maintained in confidence by the Chief Compliance Officer except when necessary to enforce the firm's policy or to comply with requests for information from government agencies.

____________________________________________    _______________________
EMPLOYEE NAME                                   QUARTER ENDING

     _____ YES, I have had personal securities transactions within the past quarter as reported on:

            (CHECK THOSE THAT APPLY)

            ( ) statement sent directly by my broker/dealer or custodian

            ( ) the attached report

     _____ NO, I have had no personal securities transactions in the past three-month period.

This report is to be signed, dated and returned to DIANA BARTULA, Chief Compliance Officer, within 30 business days of the end of the quarter.

                                            __________________________________
                                            EMPLOYEE SIGNATURE

                                            __________________________________
                                            DATE

_______________________________________
Compliance Officer Review & Date

REV: 12 2011

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT C

                        KEMPNER CAPITAL MANAGEMENT, INC.

                  QUARTER/YEAR _______________________________

                      REPORT OF PERSONAL/DIRECTED ACCOUNTS
      (SUPPLEMENT REPORT TO THE ANNUAL LIST OF PERSONAL/DIRECTED ACCOUNTS)

List of Personal/Directed Accounts
--------------------------------------------------------------------------------
                        NAME IN WHICH               ACCOUNT        STMT
       BROKER           ACCOUNT HELD                NUMBER         RCVD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

_______NO, I have not opened any additional personal/directed accounts for this period.

_______YES, I have opened an additional personal/directed account. I will provide a copy of my most recent statement. I will make immediate arrangements for my statement to be sent to Compliance directly by my broker/dealer/custodian.

I am a(n) _______ Access Person _________ Non-Access Person

_______________________________________________________
Employee

________________________________________________________
Date

REV:12 2011









                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT D

                    OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES
--------------------------------------------------------------------------------

All employees are required to devote their full time and efforts to the business of the Firm. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee's personal interests and the interests of the Firm.

To assist in ensuring that such conflicts are avoided, an employee MUST obtain the written approval of the CCO prior to:

     o Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, nonprofit and political organizations.

     o Accepting a second job or part-time job of any kind or engaging in any other business outside of the Firm.

     o Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

     o Forming or participating in any stockholders' or creditors' committee (other than on behalf of the Firm) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

     o Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Firm, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities described heretofore. In addition, an employee must advise the Firm if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Evidence of such advice must be obtained by completion of such form with the signatures of the CCO.

REV:12 2011

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT E

              STATEMENT OF OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES
--------------------------------------------------------------------------------

INSTRUCTIONS:

THE FIRM EXPECTS ITS FULL-TIME EMPLOYEES TO DEVOTE THEIR FULL BUSINESS DAY TO THE BUSINESS OF THE FIRM AND TO AVOID ANY OUTSIDE EMPLOYMENT, POSITION, ASSOCIATION OR INVESTMENT THAT MIGHT INTERFERE OR APPEAR TO INTERFERE WITH THE INDEPENDENT EXERCISE OF THE EMPLOYEE'S JUDGMENT REGARDING THE BEST INTERESTS OF THE FIRM AND ITS CLIENTS. SHOULD AN ACTIVITY OR INVESTMENT BE DEEMED A CONFLICT OF INTEREST, OR APPEAR TO CREATE A CONFLICT OF INTEREST, BETWEEN THE EMPLOYEE AND THE FIRM, THE EMPLOYEE MAY BE REQUIRED TO TERMINATE SUCH.

_________________________________________      __________________________
            Name of Employee                             Date

SECTION A.  GENERAL (ALL EMPLOYEES MUST COMPLETE ALL QUESTIONS IN
SECTION A.)

1.  [ ] Yes    [ ] No   I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than a KCM entity. If yes, complete only Sections B and G.

2.  [ ] Yes    [ ] No   I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and G.

3.  [ ] Yes    [ ] No   I am seeking approval to serve or to participate in a security holders' or creditors' committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and G.

4.  [ ] Yes    [ ] No   I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections F and G.

SECTION B.  EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:        _________________________________________

Employee's Position or Function:       _________________________________________

Activity or Business of Organization
or Entity:                             _________________________________________

Type of Organization or Entity:        _________________________________________

Date Association with Organization or
Entity will Commence:                  _________________________________________

Hours Devoted Per Day:                 During Business Hours ____

                                       During Non-Business Hours ____

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT E

Annual Compensation From
Organization or Entity:               __________________________________________

Financial Interest in Organization or
Entity:                               __________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

     Does any material adverse information exist concerning the organization or
     entity?                                                    [ ] Yes   [ ] No
     Does any conflict of interest exist between any KCM entity and the
     organization or entity?                                    [ ] Yes   [ ] No
     Does the organization or entity have a business relationship with any KCM
     entity?                                                    [ ] Yes   [ ] No

          IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION C. FIDUCIARY RELATIONSHIPS

Name of Person or Organization or
Entity Employee will be Acting for:   __________________________________________

Employee's Fiduciary Capacity:        __________________________________________

Basis for Appointment:
(e.g., Family Related)                __________________________________________

Annual Compensation for Serving:      __________________________________________

     Have securities or futures accounts (other than Federal Reserve Board "Treasury Direct" accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make
     investment decisions for such accounts?                    [ ] Yes   [ ] No

        IF YES, PLEASE COMPLETE AND ATTACH EXHIBITS B AND C AS REQUIRED.

TO THE BEST OF YOUR KNOWLEDGE:

     Does any material adverse information exist concerning the
     organization or entity?                                    [ ] Yes   [ ] No
     Does any conflict of interest exist between any KCM entity and the
     organization or entity?                                    [ ] Yes   [ ] No
     Does the organization or entity have a business relationship with
     any KCM entity?                                            [ ] Yes   [ ] No

          IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION D. CONTROL INTERESTS

Name of Organization or Entity:       __________________________________________

Type and Size of Interest:            __________________________________________

Ownership Percentage:                 __________________________________________


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT E

Activity or Business of Organization
or Entity:                            __________________________________________

Date Interest to be Acquired:         __________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

     Does any material adverse information exist concerning the organization or
     entity?                                                    [ ] Yes   [ ] No
     Does any conflict of interest exist between any KCM entity and the
     organization or entity?                                    [ ] Yes   [ ] No
     Does the organization or entity have a business relationship with any KCM
     entity?                                                    [ ] Yes   [ ] No

          IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION E. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):    __________________________________________

Target Organization or Entity:        __________________________________________

Activity or Business of Organization
or Entity:                            __________________________________________

Type of Organization or Entity:       __________________________________________

Employee Role or Function:            __________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

     Does any conflict of interest exist between any KCM entity and the
     organization or entity?                                    [ ] Yes   [ ] No

     Does the organization or entity have a business relationship
     with any KCM entity?                                       [ ] Yes   [ ] No

          IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION F. ARBITRATION/LITIGATION

Employee Role:   [ ] Plaintiff       [ ] Defendant       [ ] Witness

Title of Action:  ______________________________________________________________

Description of
Action:           ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________



                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT E

TO THE BEST OF YOUR KNOWLEDGE:

     Is any KCM entity involved in or affected by this action?  [ ] Yes   [ ] No
     Is any KCM client, counterparty or vendor involved in or
     affected by this action?                                   [ ] Yes   [ ] No

          IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

SECTION G. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Firm to obtain the approval of the Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the Firm policy, and to advise the Firm if I become or I believe I may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. I also agree to advise the Compliance Officer promptly if the information herein changes or becomes inaccurate.

_____________________________________________      ___________________________
Signature of Employee                                Date


SECTION H. CHIEF COMPLIANCE OFFICER APPROVAL/NOTIFICATION

_____________________________________________      ___________________________
Signature of Chief Compliance Officer                Date

_____________________________________________
Name of Chief Compliance Officer









                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT E

                        KEMPNER CAPITAL MANAGEMENT, INC.

                                    GIFT LOG

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EMPLOYEE        DATE      TYPE    DONOR'S  DONOR'S   RELATIONSHIP    APPROXIMATE
  NAME       RECEIVED   OF GIFT    NAME    COMPANY      TO KCM          VALUE
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REV:12 2011


                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT F

                    KEMPNER CAPITAL MANAGEMENT, INC. CLIENT AND ACCESS PERSON TRADING REPORT
                                          (QUARTERLY AND YEARLY)
                                               DATE -- DATE

------------------------------------------------------------------------------------------------------------------------
           DATE OF
DATE OF   EXECUTION
 ORDER     (TRADE     BUY/                 EMPLOYEE                                        EMPLOYEE
 ENTRY      DATE)     SELL    CLIENT(S)     ACCOUNT    SECURITY      TKR     CLIENT PRICE    PRICE        COMMENTS
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

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

REV:12 2011

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT G

                        KEMPNER CAPITAL MANAGEMENT, INC.

      TRADING FOR ACCESS PERSONS AND ACCESS PERSONS WITH DIRECTED ACCOUNTS

-----------------------------------------------------------------------------------------------------
IF THE SECURITY IS:                                EMPLOYEE OR DIRECTED ACCOUNTS:
                                             BUYS                              SELLS
-----------------------------------------------------------------------------------------------------
On the Buy List                   Can Buy at current market         Can Sell at market
                                  price
                                  PRECLEARANCE IS REQUIRED AND IS
                                  GOOD FOR FIVE BUSINESS DAYS.
-----------------------------------------------------------------------------------------------------
An Open GTC Order to Buy          Can Buy at current buy price      Can Sell at market
                                  for clients + 10 bps
-----------------------------------------------------------------------------------------------------
On the Watch List and/or under    Cannot Buy                        Cannot Sell
consideration for purchase or
sell
-----------------------------------------------------------------------------------------------------
On the Sell List                  Can Buy at market                 Can Sell at 10 bps less than
(If the security is on the Sell                                     current sell price for clients
List, it is an Open GTC Order
to Sell. When executed, the
security is removed from the
Sell List.)
-----------------------------------------------------------------------------------------------------
On the Hold List and is owned     Cannot write a put                Cannot write a call
by a client                       (E.G., BUYING PUTS ON EQUITIES
                                  HELD IN CLIENT ACCOUNTS)
                                  Can Buy at market                 Can Sell at market
                                  PRECLEARANCE IS REQUIRED AND IS   PRECLEARANCE IS REQUIRED AND IS
                                  GOOD FOR FIVE BUSINESS DAYS.      GOOD FOR FIVE BUSINESS DAYS.

-----------------------------------------------------------------------------------------------------
Not owned by clients and not      Can Buy at market                 Can Sell at market
on the Hold List, Watch List,     PRECLEARANCE IS REQUIRED AND IS
Buy List or Sell List             GOOD FOR FIVE BUSINESS DAYS.
                                  IF THE SECURITY MEETS KCM
                                  CRITERIA, IT MUST GO TO THE
                                  INVESTMENT COMMITTEE FOR
                                  REVIEW BEFORE CLEARANCE WILL BE
                                  PROVIDED.
-----------------------------------------------------------------------------------------------------

     TRADING FOR NON-ACCESS PERSONS

     For any security researched, a Non-Access Person cannot buy or sell that security for 30 days (black-out period) after the research has been submitted for review

REV:12 2011

                                                KEMPNER CAPITAL MANAGEMENT, INC.
                                                                  CODE OF ETHICS
                                                                 AS OF JULY 2012
                                                                       EXHIBIT H